Exhibit 10.3

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

SEVILLA PROPERTY

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement"), dated as of November 29, 2013, is entered into by and between Templeton Santa Barbara, LLC, a Nevada limited liability company ("Seller") and MI Land, LLC, a California limited liability company, or its assignee ("Buyer"). This Agreement constitutes (i) a contract of purchase-and-sale and (ii) escrow instructions to Lawyer’s Title, Oxnard, CA ("Escrow Holder"), whose consent appears at the end of this Agreement.

RECITALS:

1.          The Property. Seller owns that certain real and personal property in the City of Santa Maria, County of Santa Barbara, California, consisting of approximately 10 acres of undeveloped land, the legal description of which is set forth on Exhibit "A" attached hereto ("the Property").

2.          Purchase and Sale. Seller and Buyer wish to enter into a transaction pursuant to which Buyer shall purchase the Property from Seller subject to the terms set forth below.

DEFINITIONS:

In addition to the definitions contained elsewhere in this Agreement, unless the context otherwise indicated, the following terms shall have the meanings as set forth in this Article:

"Additional Purchase Price" shall mean Four Million Eight Hundred Forty-One Thousand Dollars ($4,841,000.00), less the amount of the Deposit applied thereto at Closing.

"Business Day" means any day other than Saturday, Sunday or any legal state or national holiday observed in the State of California.

"Cash" means (i) currency, (ii) a check or checks currently dated payable to Escrow Holder or order and honored upon presentation for payment, or (iii) funds wire-transferred or otherwise deposited into Escrow Holder's account at Escrow Holder's direction, in each event in U.S. dollars.

"Close of Escrow" and "Closing" means the date the Seller's Grant Deed and any other documents to be recorded on closing pursuant to the terms hereof are filed for record.

"Closing Date" has the meaning set forth in Section 11.1.

"Control" means owning, directly or indirectly, fifty percent (50%) or greater of the voting power of an entity.

"Escrow Holder" means Lawyers Title, Oxnard, CA.

"Feasibility Period" is described in Section 2.2 below.

"Final Payment Date" shall be the last day for Buyer to pay all amounts owing under the Promissory Note (as defined in Section 1.2 below), which shall be earlier occur of: (i) 30 days following final City approval of a tentative tract map for the Property, or (ii) October 24, 2014.

"Hazardous Materials" means any material or substance which is (i) defined as a "hazardous waste," extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous substance," or any similar formation under or pursuant to any California or Federal statute or common law rule; (ii) petroleum and natural gas liquids as those terms are used in Section 109(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901, et seq. (41 U.S.C. Section 6903); (iii) asbestos; (iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C., Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (vii) defined as a "hazardous substance" pursuant to Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (41 U.S.C. Section 9601), in each case, as any such statute now provides or may hereafter be amended, and in the regulations promulgated pursuant thereto.

"Hazardous Materials Laws" means all federal, state and local laws (whether under common law, statute or otherwise), ordinances, orders, rules, regulations and guidance documents now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, industrial hygiene or environmental conditions, protection of the environment, Hazardous Materials, pollution or contamination of the air, soil, surface water or groundwater, and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

"Opening of Escrow" means the date that this Agreement has been signed by Buyer and Seller and the Escrow Officer has executed the Consent of Escrow Holder attached hereto as part of this Agreement.

"Title Company" means Lawyers Title, Oxnard, CA.

AGREEMENT:

ARTICLE 1

PURCHASE PRICE AND DEPOSIT

1.1           Deposit. Upon mutual execution of this Agreement, Buyer will deliver to Escrow Holder the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in Cash (the "Deposit"). The Deposit shall be placed in an interest bearing account pursuant to the terms of Section 10.1. Interest on the Deposit shall accrue for the benefit of Buyer unless Buyer is in default under the terms and conditions of this Agreement in which case the interest shall be paid to Seller. The Deposit and all accrued interest thereon shall be applied to the Purchase Price upon Close of Escrow.

1.2           Purchase Price. Subject to the terms and conditions of this Agreement, Seller shall sell and Buyer shall buy the Property for Four Million Eight Hundred Forty-One Thousand Dollars ($4,841,000.00) (the "Purchase Price"). The Purchase Price is payable as follows: (i) Buyer shall make the Deposit as set forth in Section 1.1 above, (ii) on or before three (3) Business Day prior to the Closing Date, Buyer shall deposit with Escrow Holder a fully executed promissory note for the balance of the Purchase Price (the "Promissory Note"), and a fully executed first deed of trust securing Buyer's obligations thereunder ("Deed of Trust"), in the form attached hereto as Exhibit "C," and (iii) Cash for all other amounts due by Buyer hereunder in order to complete the Close of Escrow. The total amount owed under the Promissory Note shall be referenced herein as the "Additional Purchase Price," shall be due and payable on or before the Final Payment Date, and shall accrue simple interest at the rate of five percent (5%) per annum, payable to Seller monthly.

Article 2

BUYER'S FEASIBILITY AND RIGHT TO ENTER THE PROPERTY

2.1           Limit on Escrow Holder’s Responsibility. Escrow Holder shall have no concern with, responsibility for, or liability for this Article.

2.2           Feasibility Period. Buyer shall have through 5:00 p.m. Pacific Time on the date that is ninety (90) days from the execution of this Agreement by both parties hereto (the "Feasibility Period") to conduct such investigations, testing and inspections of the Property as deemed necessary or appropriate by Buyer. Buyer's satisfaction with the Property and its feasibility for Buyer's intended purposes is referred to as the "Feasibility Condition." If Buyer is not satisfied with the Property in Buyer’s sole discretion, Buyer may terminate this Agreement and receive a refund of the Deposit and all interest accrued thereon by notifying Seller and Escrow Holder in writing at any time on or before 5:00 p.m. (Pacific Time) on the last day of the Feasibility Period. Failure of Buyer to deliver a notice of termination to Seller and Escrow Holder by the end of the Feasibility Period shall be deemed Buyer’s approval of the Feasibility Condition.

2.3           Property Information. Within five (5) Business Days after the Opening of Escrow, Seller shall deliver to Buyer copies of all tests, surveys, reports, records, permits, applications, inspections, approvals, entitlements, mitigation agreements, licenses, correspondence with or notices from any Governmental Agencies, agreements with the applicable jurisdictions, easement agreements, flood control agreements, utility agreements, development rights, studies (including all traffic, soils, geotechnical and environmental studies and reports), contracts, agreements, tax bills, maps, plans (including but not limited to civil engineering, architectural, grading, improvement and landscaping plans and calculations), drawings, and authorizations relating to or affecting the Property or the development thereof in Seller’s possession (collectively referred to as the "Property Information").

2.4           Right to Enter Upon the Property; Indemnity. Buyer, its employees, agents, consultants and contractors shall have access to the Property on one (1) Business Day advance written notice to Seller, and may enter upon the Property to inspect, survey and test the conditions present on the Property. Any physically intrusive or destructive test will require Seller’s reasonable approval. Prior to any entry on the Property by Buyer prior to the Closing, Buyer shall secure and maintain: a) a comprehensive general liability and property damage policy in an amount of no less than Two Million Dollars ($2,000,000.00) which will cover the activities of Buyer and its agents and consultants on the Property and shall name Seller an additional insured thereunder, and b) worker’s compensation and employer’s liability insurance in accordance with the applicable provisions of California law. Buyer shall provide a certificate of insurance to Seller evidencing the insurance required herein. Buyer shall fully protect, defend, hold harmless and indemnify Seller and its officers, directors, employees, agents, attorneys, shareholders, successors and assigns ("Seller Indemnified Parties") and the Property, from any and all claims, liabilities, damages, costs, injuries, liens (including but not limited to mechanic's, materialman's, contractor's and similar liens), actions or judgments of any kind or nature (including, without limitation, attorneys' fees, expert fees, and litigation costs and expenses) (collectively, "Losses") arising out of or resulting in any way from any such entry onto the Property or the acts and omissions of Buyer, its agents, employees, consultants or contractors; provided, however that the foregoing indemnity shall not apply to (i) any Losses arising out of the gross negligence of willful misconduct of any of the Seller Indemnified Parties, and (ii) or any Losses caused by any existing condition on the Property discovered but not caused or exacerbated by Borrower. The provisions of this Section 2.4 shall survive the termination or Closing of this Agreement.

Article 3

TITLE

3.1           Preliminary Title Report. Seller will, within five (5) Business Days after the Opening of Escrow, cause the Title Company to deliver a preliminary title report for the Property to Buyer and Seller (the "Title Report") along with copies of all plotted easements and underlying documents referenced therein. Buyer shall have until thirty (30 days prior to the end of the Feasibility Period (the "Title Disapproval Deadline") to notify Seller and Title Company what exceptions to title shown thereon, if any, are unacceptable to Buyer ("Disapproved Exceptions"). Buyer’s failure to deliver to Seller written notice of any Disapproved Exceptions by the end of the Title Disapproval Deadline shall be deemed approval by Buyer of all exceptions to title reported in the Title Report. In the event Buyer timely gives notice of any Disapproved Exception, Seller shall have ten (10) Business Days after receipt of such notice to notify Buyer and Escrow Holder either (1) that Seller will cure or insure over such Disapproved Exception; or (2) that Seller will not cure or insure over such Disapproved Exception. Seller's failure to give such notice with respect to a Disapproved Exception shall constitute an election not to cure or insure over such Disapproved Exception; provided, however, that Seller shall cure any Disapproved Exception which is a deed of trust or other monetary lien encumbering the Property not caused by or on behalf of Buyer and any delinquent property taxes or assessments. Seller shall keep the Property free and clear of all monetary liens and encumbrances not reflected in the Title Report, except for current real property taxes. In the event Seller elects or is deemed to elect not to cure or insure over any Disapproved Exception, Buyer shall have the option within five (5) Business Days after receipt (or five (5) Business Days after the date Seller’s response was due if not given) to terminate this Agreement by written notice to Seller and Escrow Holder to that effect, in which case Buyer shall receive a refund of the Deposit and accrued interest thereon, and no party shall have any further rights or obligations under this Agreement except those which, by their terms, survive the termination hereof.

3.2           Title Policy. At Closing, Buyer's title to the Property shall be insured by a Standard Coverage ALTA Owner's Policy of Title Insurance in the amount of the Purchase Price, insuring title to the Property in Buyer subject only to (1) Title Company's standard exceptions and exclusions, (2) the lien of supplemental taxes assessed pursuant to California Revenue and Taxation Code Sections 75, et seq., resulting from this transaction, (3) exceptions to title approved by Buyer or deemed approved by Buyer pursuant to Section 3.1, (4) items shown or that would have been shown on any survey of the Property, and (5) such deeds of trust or other exceptions to title caused or created by or for the benefit of Buyer. Additionally, the Property shall be insured against mechanics liens not caused by Buyer pursuant to a title policy endorsement. Buyer may, at Buyer's option and at Buyer's expense, direct Escrow Holder to procure an ALTA Extended Coverage Policy of Title Insurance or endorsements which expand coverage in excess of that which is described above. Any updated or new survey shall be at Buyer's expense. The policy of title insurance to be obtained pursuant to this Section 3.2 is referred to as the "Title Policy". Fees and costs associated with the Title Policy shall be split equally between the two parties, except all of the costs of any extended policy of title insurance shall be Buyer’s sole expense.

3.3           Failure of Seller to Cure. In the event Seller elects to cure any Disapproved Exception but is unable to do so or does not do so by the Closing Date, Buyer may (i) terminate this Agreement and receive a full refund of the Deposit and accrued interest thereon, or (ii) elect to waive its objection to the Disapproved Exception(s) in question and proceed to close escrow.

Article 4

ESCROW INSTRUCTIONS

4.1           If requested by Escrow Holder, Buyer and Seller shall execute further escrow instructions to Escrow Holder that are consistent with the terms of this Agreement and that incorporate Escrow Holder’s general provisions. In the event of any conflict between such escrow instructions and this Agreement the terms in the body of this Agreement shall prevail unless such escrow instructions specifically provide that they modify this Agreement.

Article 5

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions to Buyer's Obligation to Close. Buyer's obligation to close Escrow under this Agreement shall be subject to the satisfaction or written waiver, in whole or in part, by Buyer of each of the following conditions precedent:

(a)          Feasibility. Buyer shall have approved, or be deemed to have approved, the Feasibility Condition.

(b)          Title Policy. The Title Company shall have irrevocably committed to issue the Title Policy in the form prescribed in Section 3.2.

(c)          Representations and Warranties. Seller's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Close of Escrow.

(d)          Material Default. Seller shall not be in material default of any term or condition of this Agreement.

The foregoing conditions are conditions precedent in favor of Buyer and may be waived by Buyer at its election.

5.2           Conditions to Seller's Obligation to Close. Seller's obligation to close Escrow under this Agreement shall be subject to the satisfaction or written waiver, in whole or in part, by Seller of each of the following conditions precedent:

(a)          Purchase Price. Buyer shall have delivered the Deposit and all prorations and closing costs for which Buyer is responsible, as well as the fully executed Promissory Note and Deed of Trust into Escrow pursuant to the provisions set forth herein.

(b)          Representations and Warranties. Buyer's representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Close of Escrow.

(c)          Material Default. Buyer shall not be in material default of any term or condition of this Agreement.

The foregoing conditions are conditions precedent in favor of Seller and may be waived by Seller at its election.

5.3       Effect of Failure of a Condition Precedent. In the event any condition precedent set forth in this Article 5 is not satisfied or waived within the applicable time period, the party in whose favor the condition exists may thereafter terminate this Agreement by giving written notice of termination to the other party provided that the party giving notice is not in material breach of its obligations under the Agreement. Upon any such termination, each party shall return any documents, plans, studies which were previously delivered by the other party. The Deposit shall be returned to Buyer if Buyer terminates this Agreement as required hereunder on or before the end of the Feasibility Period. The Deposit and all interest accrued thereon shall be retained by Seller if this Agreement is not terminated on or before the end of the Feasibility Period by Buyer, and Buyer's purchase is not consummated on or before the Closing Date due to a material breach by Buyer. Nothing in this paragraph shall limit the rights of either party to seek damages in accordance with California law, including, but not limited to, specific performance and/or other equitable remedies.

Article 6

BUYER'S DELIVERIES TO ESCROW HOLDER AND SELLER

6.1      Closing Deposit and Documents. At least three (3) Business Days prior to Close of Escrow, Buyer shall deliver to Escrow Holder (i) all remaining sums required to be paid by Buyer through this Escrow, including the sums payable pursuant to Article 9 below, (ii) the Promissory Note and First Deed of Trust in the form of Exhibit "C" hereto, fully executed by Buyer and recordable (iii) the Assignment of Property Rights in the form of Exhibit "D" hereto, fully executed by Buyer and (iv) a completed and signed Preliminary Change of Ownership Form.

Article 7

SELLER'S DELIVERIES TO ESCROW HOLDER

7.1           Documents. At least three (3) Business Days prior to the Closing Date, Seller shall deliver to Escrow Holder the following documents:

(a)          A fully executed and recordable Grant Deed in the form attached as Exhibit "B" to this Agreement.

(b)          The Assignment of Property Rights in the form of Exhibit "D," fully executed by Seller.

(c)          Appropriate certifications, including without limitation, a Foreign Investment in Real Property Tax Act ("FIRPTA") Certificate and California Form 593-C, evidencing that neither Buyer nor Escrow Holder are required to withhold Seller's closing funds pursuant to Internal Revenue Code Section 1445 and California Revenue and Taxation Code Section 18662(e).

Article 8

CONDEMNATION/CASUALTY

8.1           Risk of Loss/Condemnation. If, prior to the Close of Escrow, the Property is (a) damaged by reason of earthquake, rain, flooding or other cause, the cost of which to repair or restore exceeds five percent (5%) of the Purchase Price for the Property ("Material Damage"), or (b) all or a portion of the Property in excess of five percent (5%) of the Property is condemned, or written notice of intent to condemn is provided to Seller, by any legally constituted governmental authority ("Material Condemnation"), then, Buyer shall have the right to terminate this Agreement by delivery of written notice thereof to Seller within ten (10) Business Days after Buyer’s receipt of written notice of any such Material Damage or Material Condemnation, unless, with respect to Material Damage, Seller elects to, and does, repair such damage. In the event Buyer so terminates this Agreement, the Deposit and all interest accrued thereon will be returned to Buyer. If Buyer fails to so terminate this Agreement, or if any damage to the Property is not Material Damage, or the condemnation is not Material Condemnation, then Buyer shall not be released from any obligation to purchase the Property and, when sold, the Property shall be sold to Buyer in its then "as is" condition with no reduction in the Purchase Price, except that if Seller has not caused the damage to be fully repaired prior to the Close of Escrow, Seller shall pay or assign to Buyer any insurance proceeds payable for such damage to the Property, and shall assign to Buyer all condemnation proceeds payable for such condemnation of the Property at Close of Escrow and there shall be a credit against the Purchase Price for the amount of any applicable deductible or self-insured retention, under Seller’s insurance policy.

8.2           Survival. The provisions of this Article 8 shall survive the Close of Escrow.

Article 9

PRORATIONS, FEES, COSTS AND REIMBURSEMENTS

9.1           Taxes and Assessments. Escrow Holder shall prorate between the parties, in Cash, as of Close of Escrow, on the basis of a thirty (30) day month, general and special real estate taxes and assessments, based on the regular tax bill for the fiscal year in which the escrow closes, and including any homeowners or other association assessments. If such tax bill has not been issued as of the Closing Date, such proration shall be based on the regular tax bill for the fiscal year preceding that in which the escrow closes. The proration of taxes and assessments shall be without regard to any supplemental assessments levied pursuant to California Revenue and Taxation Code Sections 75 and following unless such supplemental taxes have been levied and shown on a tax bill. In the event that a separate tax bill has not been issued, Escrow Holder shall apportion general and special real estate taxes and assessments based upon a written apportionment statement, based on land area, prepared by Seller and reasonably approved by Buyer, which approval shall not be unreasonably withheld.

9.2           Supplemental Taxes. Escrow Holder shall have no responsibility for this Section. Should any supplemental taxes be levied and billed after Close of Escrow pursuant to California Revenue and Taxation Code Sections 75 and following as a result of the transfer of title to Buyer, such taxes shall be the obligation of Buyer except for supplemental taxes levied by reason of improvements or transfers or other events which occurred before Close of Escrow, which portion, if any, shall be the obligation of Seller. Seller shall pay supplemental taxes, if any, for which Seller is responsible within thirty (30) days after Buyer provides Seller with a demand for payment accompanied with reasonable documentation from the County that such sum is payable by Seller pursuant to this Section.

9.3           Seller’s Charges; Recorded Deed Not to Show Documentary Transfer Tax Amount. Seller shall pay (i) the County and any City Documentary Transfer Tax, (ii) Fifty percent (50%) of the CLTA Standard title policy premium and fee for a mechanics lien endorsement (but not the added premium for an extended ALTA policy or additional endorsements), (iii) one-half (½) of Escrow Holder’s fee, and (iv) usual seller’s document-drafting and recording charges. Unless Buyer gives Escrow Holder instructions to the contrary, and provided the County Recorder so allows, Escrow Holder shall, at Close of Escrow, cause the Grant Deed to be recorded without setting forth the amount of County and any City Documentary Transfer Tax paid by Seller. The Grant Deed may show such amount after it is recorded.

9.4           Buyer's Charges. Buyer shall pay (i) one-half (½) of Escrow Holder's fee, (ii) Fifty percent (50%) of the CLTA Standard title policy premium and fee for a mechanics lien endorsement and the entire cost of the extra premium for any ALTA Extended Coverage Title Policy or any endorsements, other than a mechanics lien endorsement, over and above that of the premium of the ALTA Standard Owner’s Title Policy, (iii) any loan fees, recording fees, and loan title policy costs related to any financing that Buyer may obtain and (iv) usual buyer's document-drafting and recording charges

9.5           Survival. The provisions of this Article 9 shall survive the Close of Escrow.

Article 10

DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1         Interest. Escrow Holder is instructed to invest Buyer's Deposit in a federally insured interest bearing account selected by Buyer, and Buyer shall sign such further instructions to Escrow Holder as may be necessary to establish such account.

10.2         Disbursements. All disbursements by Escrow Holder shall be made by wire transfer, unless a party unilaterally instructs Escrow Holder, prior to Close of Escrow, to proceed otherwise, in which case, Escrow Holder shall disburse such party's proceeds from this escrow pursuant to such unilateral instruction.

10.3         Delivery of Instruments. At the close of this escrow, Escrow Holder shall deliver each non-recorded instrument received by Escrow Holder, if any, to the payee or person (i) acquiring rights under the instrument, or (ii) for whose benefit the instrument was provided, such documents to be sent by United States mail (or held for personal pickup, if requested).

10.4         Deposit. Escrow Holder shall, at Closing, hold the Deposit in an interest bearing account for the benefit of Seller, until the earlier of: (i) the Final Payment Date; or (ii) receipt of a joint notice from the parties stating that all amounts owing under the Promissory Note have been fully paid. Upon receipt of notice, executed by both parties, that all amounts owing under the Promissory Note have been paid to Seller, Escrow Holder shall deliver to Seller the remaining balance of the Deposit and all interest thereon (less any unpaid Seller's Chargers, which shall be deducted by Escrow Holder). Upon receipt of a notice, executed by both parties, that Buyer has failed to make all payments owed under the Promissory Note on or before the Final Payment Date, Escrow Holder shall: (i) prepare a grant deed conveying good and marketable title to Seller with no additional liens or encumbrances, and (ii) upon receiving and recording said grant deed conveying title to the Property to Seller (the “Buyer Grant Deed”), pay the balance of the Deposit and all interest thereon (less any unpaid escrow and title changes) to Buyer. If Escrow Holder does not receive one of the two jointly executed notices specified in this Section 10.4 on or before the Final Payment Date, or if Escrow Holder does not receive the Buyer Grant Deed, in recordable form and fully executed by Buyer within fifteen (15) days following the Final Payment Date, Escrow Holder shall deliver the Deposit and all interest thereon (less any unpaid escrow and title charges) to Seller, and Seller shall be permitted to exercise any and all remedies against Buyer, including but not limited to all remedies set forth in the Deed of Trust.

10.5         Delivery of Copy of Instruments. Escrow Holder shall, at Close of Escrow, deliver to Seller a conformed copy of Seller's recorded Grant Deed, the recorded Deed of Trust, and each document recorded to place title in the condition required by this Agreement.

Article 11

CLOSE OF ESCROW AND ESCROW INSTRUCTIONS

11.1         Close of Escrow. Unless otherwise agreed to in writing by Buyer and Seller, Close of Escrow shall occur on or before the date that is ninety (90) days following the Opening of Escrow ("Closing Date"). At Closing, Escrow Holder shall record the Grant Deed, and immediately thereafter, record the Deed of Trust. If Escrow Holder cannot close escrow on or before the Closing Date, it shall, nevertheless close this escrow when all conditions have been satisfied or waived unless, after the Closing Date and prior to the close of this escrow, Escrow Holder receives a written notice to terminate this escrow from a party who, at the time the notice is delivered, is not in default under this Agreement.

11.2         Notice of Default; Cure Period. Should either party believe the other party is in default of this Agreement, the party who believes the other party is in default shall give a written notice of such belief. The party who is sent such notice shall have five (5) Business Days in the case of a monetary default, and ten (10) Business Days in the case of a non-monetary default, from the delivery date of the notice to cure such default.

11.3         Termination of Escrow. Escrow Holder will have no liability or responsibility for determining whether or not a party giving a notice of termination is in default under this Agreement. Within three (3) Business Days after receipt of a termination notice from one party, Escrow Holder shall deliver one (1) copy of the notice to the other party. Unless written objection to termination of this escrow is received by Escrow Holder within ten (10) Business Days after Escrow Holder delivers the notice to the other party, or the notice of termination otherwise directs, Escrow Holder shall promptly terminate this escrow and return all funds it then holds and documents held by it to the party depositing the same, except that Escrow Holder may retain such funds and documents usually retained by escrow agents in accordance with standard escrow termination procedures. If written objection to the termination of this escrow is delivered to Escrow Holder within the ten (10) Business Day period, Escrow Holder is authorized to hold all funds and documents delivered to it in connection with this escrow and shall take no further action until otherwise directed, either by the parties' mutual written instructions or by a final order or judgment of a court of competent jurisdiction or final decision obtained through the provisions of Article 14.

11.4         Legal Remedies of Parties Not Affected. Neither (i) the exercise of the right of termination, (ii) delay in the exercise of such right, nor (iii) the return of funds and/or documents shall affect the right of the party giving the notice of termination to recover damages or pursue other applicable legal remedies for the other party's breach of this Agreement. Nor shall (A) the delivery of the notice, (B) any failure to object to termination of this escrow, or (C) the return of funds and/or documents affect the right of the other party to recover damages for the breach by the party who gives the notice of termination.

Article 12

REPRESENTATIONS, WARRANTIES, covenants, releases and post closing items

12.1         Limit on Escrow Holder's Responsibility. Escrow Holder shall have no concern with, nor liability nor responsibility for, this Article.

12.2         Brokerage Commission or Finder's Fee. Upon full payment of the Additional Purchase Price to Seller, and subject to the Property being conveyed to Buyer, Seller shall pay a commission to Duane Levy and Associates and Parkstone Companies. The commission is to be split 50/50 with the total amount being three (3%) of the purchase price. Each party warrants to the other that the warranting party has incurred no obligation, by reason of this Agreement or the transaction contemplated hereby, for a real estate brokerage commission or finder's fee for which the other party would be liable. Each party shall hold the other party free and harmless from and against any damage or expense the other party may incur by reason of the untruth as to the warranting party of the foregoing warranty, including expenses for attorney's fees and court costs. The obligations of this section shall survive the Close of Escrow and delivery of the Grant Deed.

12.3         Seller and Joint Warranties and Representations. The representations and warranties set forth in this Section 12.3 shall be true as of the date of this Agreement and as of the Close of Escrow. Buyer and Seller, each to the other, hereby represent and warrant that (a) the transaction contemplated by this Agreement has been duly authorized by all necessary actions or approvals on the part of Buyer and Seller, respectively, (b) no other authorizations or approvals are necessary to enable the warranting party to enter into and perform this Agreement, (c) the warranting party is duly organized and existing and in good standing under the laws of the State of California, (d) the warranting party has the full right, capacity, power and authority to enter into this Agreement and carry out the terms of this Agreement, and (e) this Agreement and all other documents contemplated hereby and thereby when executed and delivered by the warranting party will be legally valid and binding obligations of the warranting party enforceable against the warranting party in accordance with their respective terms. Seller further warrants and represents to Buyer, that to the best of its knowledge:

(a)          No Further Encumbrances. So long as this Agreement is in effect, Seller shall not allow title to the Property to become further encumbered or clouded except as may be caused by Buyer.

(b)          No Default. The consummation of the transaction contemplated by this Agreement, and the payment and performance of all of the obligations of Seller hereunder, will not result in any breach of, or constitute a default under, any contract, loan or credit agreement, corporate charter, bylaws, trust indenture or any other instrument to which Seller is a party or by which Seller may be bound or affected.

(c)          No Pending Action. Seller is not aware of, and has not been informed of, any actions, proceedings, investigations or condemnation or eminent domain proceedings pending against Seller and/or the Property, or any threatened, before or by any court, arbitrator, administrative agency or other governmental authority which affect the Property or the ability of Seller to convey the Property to Buyer.

(d)          No Possessory Rights, Leases or Options. There are no recorded or unrecorded agreements or instruments which create third party possessory rights to the Property; there are no oral or written leases, subleases, occupancies or tenancies in effect pertaining to the Property; and no parties other than Seller is in possession of the Property. There are no oral or written purchase agreements, options to purchase, first rights of refusal, or other purchase rights in effect pertaining to the Property.

(e)          No Mechanics’ Liens. Seller represents and warrants that all contractors, subcontractors, material suppliers and professional consultants performing work on or with respect to the Property have been paid in full for any work performed for the Property, and that the Property shall be conveyed to Buyer at Close of Escrow free of any mechanics’ or materialmen’s liens.

(f)          Hazardous Materials. Seller is not aware of and has not been informed that: (a) there are any Hazardous Materials located on or under the Property in violation of any applicable Hazardous Materials Laws or (b) any environmental condition on or under the Property requires a remediation under any applicable Hazardous Materials Laws.

(g)          As Is. Except for the representations and warranties expressly set forth in this Agreement, there are no representations or warranties of any kind whatsoever, expressed or implied, made by Seller in connection with this Agreement, the purchase of the Property by Buyer, its condition or whether the Property is appropriate for Buyer’s intended use. To be sure, Seller makes no other warranties whatsoever with regards to the Property and offers and sells the Property to Buyer "AS IS, WHERE IS, WITH ALL FAULTS" and Seller makes no representation or warranty of any kind regarding hazardous materials or the environmental condition of the property;

(h)          Property Condition. Seller makes no representations or warranties as to the physical condition of the Property or in connection with any matter relating to its condition, value, fitness, use or applicable regulations on which Buyer may rely directly or indirectly, or as to any operative or proposed governmental laws or regulations to which the Property may be subject.

12.4         Buyer Representations and Warranties and Release.

Buyer represents and warrants to Seller:

(a)          Buyer has or will have, prior to the Close of Escrow, fully investigated the Property and all matters pertaining thereto to the extent Buyer deems it appropriate to do so;

(b)          Buyer, in entering into this Agreement and in completing its purchase of the Property, is relying on its own investigation of the Property based upon its experience in and knowledge of real property acquisition;

(c)          Buyer is, or will be, prior to the Close of Escrow, aware of applicable zoning regulations, other government requirements, site and physical conditions, and other matters affecting the use and condition of the Property to the extent Buyer deems it appropriate to do so; and

(d) Buyer is relying solely upon its own inspection, investigation and analyses of the Property and the matters described above and Buyer’s own verification of the information contained in all documents reviewed by Buyer related to the Property in entering into this Agreement and is not relying in any way upon any other representations, statements, agreements, warranties or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters. Buyer is acquiring the Property and improvements "AS IS, WHERE IS, WITH ALL FAULTS," in its present state and condition. As part of Buyer’s agreement to purchase and accept the Property "AS IS, WHERE IS, WITH ALL FAULTS" and not as a limitation on such agreement, effective as of the Close of Escrow, and except with respect to the specific representations, warranties, and obligations of Seller under this Agreement, Buyer for itself and each of its present and future officers, directors, employees, agents, parties, affiliates, representatives, subsidiaries, parent and affiliated corporations, successors, assigns, trustees and beneficiaries (collectively, the "Buyer-Related Entities") hereby unconditionally and irrevocably waives, and to the fullest extent permitted by law, releases, discharges and forever acquits Seller and each of its past, present and future members, managers, officers, employees, agents, parties, affiliates, representatives, subsidiaries, parent and affiliated companies, predecessors, successors, and assigns (collectively, the "Seller-Related Entities") from (i) any claims related to the physical condition, status, quality, nature or environmental condition of the Property; (ii) any claims related to any violation of, noncompliance with, or enforcement of any applicable laws, regulations or ordinances with respect to the Property; and (iii) any and all liabilities, whether known or unknown, existing or potential, which Buyer or the Buyer-Related Entities have, assert or hereafter may have or assert, against Seller or any of the Seller-Related Entities by reason of any purported act or omission on the part of Seller or any of the Seller-Related Entities occurring prior to the Close of Escrow, which liabilities are based upon, arise out of, or are in any way connected with (a) the condition, status, quality, nature, contamination or environmental state of the Property; (b) any violation of, noncompliance with, or enforcement of any hazardous substances laws with respect to the Property; or (c) any use, generation, storage, release, threatened release, discharge, disposal, or presence of any hazardous substances on, under, or about the Property, or affecting the Property.

(e)          Buyer acknowledges that, except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. All materials, data and information delivered by Seller to Buyer are provided to Buyer as a convenience only and any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Neither Seller, nor any affiliate of Seller, nor any person or entity which prepared any report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any report.

As part of the provisions of this Section, but not as a limitation thereon, Buyer, for itself and the Buyer-Related Entities, with respect to the waiver and release set forth above, hereby expressly waives the provisions of Section 1542 of the Civil Code of California, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. "

The provisions of this Section are material and included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.

By initialing this clause, Buyer acknowledges that this Section has been read and fully understood and that Buyer has had the opportunity to seek advice from its counsel about its meaning and significance.

/s/ DD
Buyer’s Initials

If Seller should obtain actual knowledge of a material inaccuracy in any of Seller’s representations and warranties which would materially adversely affect the Property before Close of Escrow, Seller shall promptly notify Buyer in writing (which notice shall include copies of any instrument, correspondence or document upon which Seller’s notice is based). Buyer shall have five (5) Business Days after receipt of such notice to terminate this Agreement by giving Seller written notice thereof, in which event the Deposit and all interest accrued thereon shall be returned to Buyer, and neither Buyer nor Seller shall have any further rights or obligations hereunder except for those provisions which by their terms survive termination.

12.5         Buyer Covenants. Until Buyer has paid in full the Additional Purchase Price owed under the Promissory Note, Buyer shall not do any of the following without Seller's prior written consent: (i) allow title to the Property to become further encumbered or clouded in any manner; (ii) convey any right, title, or interest in the Property to any third party; (iii) bring or allow any Hazardous Materials onto the Property; or (iv) materially alter the physical condition of the Property. Until Buyer has paid in full the Additional Purchase Price owed under the Promissory Note, Buyer agrees to pay all property taxes and other costs associated with ownership of the Property, including complying with the insurance coverage requirements set forth in Schedule 2 of the Deed of Trust, and agrees to timely perform all obligations of Maker under the Promissory Note and of Trustor under the Deed of Trust. If Buyer does not pay in full the Additional Purchase Price on or before the Final Payment Date, Buyer agrees to immediately convey good and marketable title to the Property to Seller, with no additional liens or encumbrances beyond those existing at Closing. Buyer shall defend, indemnify and hold harmless Seller and Seller-Related Entities for any claims, liabilities, damages, costs, injuries, liens, actions or judgments of any kind or nature arising out of or relating to any breach of Buyer's obligations under this paragraph or Buyer's possession or ownership of the Property.

12.6         Reservation of Property. The parties understand and agree that upon execution of this Agreement, Seller shall cease all marketing efforts related to the Property and all negotiations with other potential purchasers of the Property.

12.7         Survival. The provisions of this Article 12 shall survive the Close of Escrow.

Article 13

ASSIGNMENT

13.1         Limit on Escrow Holder's Responsibility. Escrow Holder shall have no concern with, nor liability nor responsibility for, this Article.

13.2         Assignment by Buyer. Buyer shall have the right to assign this Agreement and escrow provided (i) such assignee assumes all obligations of Buyer under this Agreement in writing, (ii) satisfactory proof of the assignee’s ability to satisfy Buyer's obligations under the Promissory Note and Deed of Trust is provided to Seller, in Seller's sole discretion, (iii) the assignee is qualified to do business in California, and (iv) Buyer delivers written notice of its request to assign this Agreement and request for Seller’s consent and the information regarding the financial ability of assignee to Seller and Escrow Holder prior to the Closing Date. Seller shall not unreasonably withhold its consent to such assignment.

13.3         Effect of Approved Assignment. In the event of any such approved assignment, the assignee shall be and become (i) the grantee of Seller's Grant Deed; (ii) the insured owner under the Title Policy; (iii) the payor under the Promissory Note and trustor under the Deed of Trust, and (iv) the person(s) having the right or obligation to (a)  make payments, (b) deliver statements, (c) deliver documents, (d) give approvals, (e) waive conditions, or (f) make demands, all as may be permitted or required by this Agreement and not then already accomplished by Buyer or another approved assignee.

Article 14

JUDICIAL REFERENCE

The parties agree to submit any dispute between them arising from this Agreement to Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Ventura County, California. In the event an action is filed in any court by either party to this Agreement involving a dispute arising from this Agreement, except for actions requesting injunctive relief or specific performance or related causes of action requesting the prevention of irreparable injury, either party may, upon five (5) days' notice to the other party, apply ex parte to the Court for a reference of the entire dispute to JAMS in accordance with Code Of Civil Procedure Section 638(1). For either voluntary submission of a dispute to JAMS or reference by the Court in the event an action has been filed, the parties shall mutually select a member from JAMS' panel to hear the dispute. In the event the parties cannot mutually select a member from the panel within ten (10) days after submission of the dispute to JAMS, then JAMS shall select the hearing officer. The hearing shall take place in Ventura County, California, on the first available date on the calendar of the hearing officer, or on such other date as the parties may agree upon in writing. This agreement to seek voluntary reference to resolve disputes shall not apply to any claim or action in which any of the causes of action includes disputes involving third parties other than the parties to this Agreement. The provisions of this Article 14 shall survive the Close of Escrow or termination of this Agreement.

BUYER AND SELLER ACKNOWLEDGE THAT BY AGREEING TO RESOLVE DISPUTES AS PROVIDED IN THIS ARTICLE THEY ARE GIVING UP THEIR RESPECTIVE RIGHTS TO HAVE SUCH DISPUTES TRIED BEFORE A JURY.

/s/ DD	/s/ HSE
Buyer's Initials	Seller's Initials

Article 15

GENERAL PROVISIONS

15.1         Severability. If any provision of this Agreement or the application of such provision to any person, entity, or circumstance is found invalid or unenforceable by a court of competent jurisdiction, that determination by such court shall not affect the other provisions of this Agreement and all other provisions of this Agreement shall be deemed valid and enforceable.

15.2         Further Assurances. Each Party agrees to execute such documents and take such further actions as are reasonably necessary to carry out the provisions of this Agreement.

15.3         No Partnership Relationship. Nothing contained in this Agreement shall be construed as creating the relationship of principal and agent, partnership, or joint venture between Seller and Buyer.

15.4         Gender, Number. Whenever the context requires, the use herein of (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural.

15.5         Business Days. If the (i) stated Closing Date, or (ii) last day for performance of an act falls upon a day during which Escrow Holder is not open for business, the Closing Date or such last day, as the case may be, will be the next following regular Business Day of Escrow Holder.

15.6         Survival of Provisions. Except as expressly set forth in this Agreement to the contrary, the representations, warranties, agreements and indemnities set forth in this Agreement shall remain operative and shall survive the termination of this Agreement or the closing and execution and delivery of Seller's Grant Deed and shall not be merged in Seller's Grant Deed.

15.7         Authority of Signatories. Buyer and Seller each represent with respect to itself that each individual signing this Agreement on its behalf (i) is duly authorized to sign and deliver this Agreement on its behalf, and (ii) this Agreement is binding upon such party in accordance with its terms.

15.8         Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement.

15.9         Exhibits. All exhibits referred to in this Agreement are attached to, and are a part of, this Agreement.

15.10         Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

15.11         Modifications and Waivers. No modification, waiver or discharge of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver or discharge is or may be sought.

15.12         Attorney's Fees and Costs. If either party commences an action for the interpretation, reformation, enforcement (including, but not limited to, the enforcement of any indemnity provisions set forth in this Agreement), breach or rescission hereof, the prevailing party shall be entitled to a judgment against the other for an amount equal to reasonable attorneys' fees and court and other costs incurred.

15.13         Successors. All terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators or executors, permitted successors and assigns.

15.14         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

15.15         Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

15.16         Time of Essence. Time is of the essence of each and every provision of this Agreement in which time is an element.

15.17         Confidentiality. Buyer and Seller agree that the economic terms of this Agreement shall remain confidential and shall not be disclosed to any brokers or third parties (other than to a party’s lender(s) or consultants) without the express consent of the other party. Seller shall have the right to disclose any and all terms of this Agreement in any filings and disclosures as required under SEC rules and regulations without the consent of Buyer and without being in violation of this provision.

15.18         Notices.  Unless otherwise provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered upon personal delivery, or on receipt of a telecopy on a Business Day (provided it is received before 5:00 p.m. local time at the place of delivery; and if received after 5:00 p.m. local time at the place of delivery, or if it is received on a day that is not a Business Day, then it is deemed received on the next Business Day), or on the first (1st) Business Day after deposit with Federal Express or other overnight courier service, or as of the second (2nd) Business Day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Seller:	Templeton Santa Barbara LLC
1141 Cummings Road
Santa Paula, CA 93060
Attn: Harold S. Edwards
Facsimile: 805-525-8761
E-mail: hedwards@linoneira.com

With a copy to:	Stowell, Zeilenga, Ruth, Vaughn & Treiger, LLP.
4590 E. Thousand Oaks Blvd.
Suite 100
Westlake Village, CA 91362
Attention: James D. Vaughn
Facsimile: 805-446-1490
E-mail: jvaughn@szrlaw.com

If to Buyer:

And a copy to:

If to Escrow Holder:	Lawyers Title
2751 Park View Court
Oxnard, CA 93036
Facsimile: 805-278-7362
E-mail: _________________

Notwithstanding the above, notice of Buyer’s election to terminate prior to the expiration of the Feasibility Period or notices of Buyer’s objections to title (and Seller’s response) and notices of termination by Buyer for Disapproved Title Exceptions that Seller has not agreed to cure may be sent electronically. Any party may change its address for notices by giving notice as set forth herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth at the beginning hereof.

"BUYER"

MI Land, LLC,
a California limited liability company

By:	/s/ Dave Daniels
Its:	Managing Member

Date: __11-27-13________ ______

"SELLER"

Templeton Santa Barbara, LLC,
a Nevada Limited Liability Company.

By:	Limoneira Company
Its:	Manager

By:	/s/ Harold S. Edwards
Harold S. Edwards
Its: President

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, (iii) comply with the requirements of Section 6045 of the Internal Revenue Code with respect to the transaction contemplated by the foregoing Agreement, and (iv) be bound by said Agreement in the performance of its duties as escrow agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.

Dated: ____________	Lawyers Title

By:

LIST OF EXHIBITS

Exhibit "A"	Legal Description

Exhibit "B"	Grant Deed

Exhibit "C"	Promissory Note and Deed of Trust

Exhibit "D"	Assignment of Property Rights

EXHIBIT "A"

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT "B"

GRANT DEED

When Recorded Mail To and Mail Tax Statements To:
SPACE ABOVE FOR RECORDER'S USE ONLY

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged Templeton Santa Barbara, LLC, a Nevada limited liability company ("Grantor"), hereby grants to MI Land, LLC, a California limited liability company ("Grantee"), the real property in the City of Santa Maria, County of Santa Barbara, State of California described on Schedule 1 attached hereto (the “Property”).

MAIL TAX STATEMENTS AS DIRECTED ABOVE.

This conveyance is subject to all matters of record affecting title.

IN WITNESS WHEREOF, this instrument has been executed as of this ____ day of ___________, 2013.

Templeton Santa Barbara, LLC,
a Nevada Limited Liability Company.

By:	Limoneira Company
Its:	Manager

By:
Harold S. Edwards
Its: President

SCHEDULE 1

LEGAL DESCRIPTION OF PROPERTY

STATE OF CALIFORNIA	)
COUNTY OF ________	)

On ____________, 2013, before me, ___________________________________, Notary Public, personally appeared ___________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________       (Seal)

Grant Deed

Document No. ___________

Date Recorded _____________

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar-Recorder

County of Santa Barbara

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names: Templeton Santa Barbara, LLC, a Nevada limited liability company ("Grantor"), and MI Land, LLC, a California limited liability company (“Grantee”).

Property described in the accompanying document is located in the City of Santa Maria, County of Santa Barbara, State of California.

The amount of tax due on the accompanying document is $____________.

_____	Computed on full value of property conveyed, or

_____	Computed on full value less liens and encumbrances remaining at time of sale.

Templeton Santa Barbara, LLC,
a Nevada Limited Liability Company.

By:	Limoneira Company
Its:	Manager

By:
Harold S. Edwards
Its: President

EXHIBIT "C"

Form of P/M Note

PURCHASE MONEY PROMISSORY NOTE SECURED BY DEED OF TRUST

FOR VALUE RECEIVED, the undersigned MI LAND, LLC, a California limited liability company (“Maker”), promises to pay to the order of TEMPLETON SANTA BARBARA, LLC, a Nevada limited liability company (“Holder”), at 1141 Cummings Road, Santa Paula, California 93060, or at such other place as may be designated in writing by Holder, the Additional Purchase Price, as defined in and calculated in accordance with the terms of Section 1.2 of that certain Purchase and Sale Agreement and Escrow Instructions entered into by Maker as “Buyer” and Holder as “Seller,” dated as of ______________, 2013 (the “Purchase Agreement”), for the property, on or before the earlier of (i) 30 days following final City of Santa Maria approval of a tentative map for the Property (as defined in the Purchase Agreement), or (ii) October 24, 2014 (the “Maturity Date”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

The Additional Purchase Price shall accrue simple interest thereon at the rate of five percent (5%) per annum, and Maker shall pay to Holder all such interest on the Additional Purchase Price then owing on or before the last day of each full month following the Closing, and continuing until the Additional Purchase Price and all interest thereon have been paid in full to Holder.

All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

This Note is secured by, among other things, a deed of trust (“Deed of Trust”) of even date herewith executed by Maker as Trustor for the benefit of Holder as Beneficiary.

If the Additional Purchase Price has not been paid in full by the Maturity Date, then, from and after the Maturity Date, all sums owing on this Note shall bear interest until paid in full at the rate of ten percent (10%) per annum, or the maximum interest rate permitted by law, if less.

If: (a) Maker shall fail to pay when due any sums payable hereunder; or (b) an Event of Default (as defined in the Deed of Trust) occurs under the Deed of Trust or under any obligation secured thereby; or (c) the property which is subject to the Deed of Trust, or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned or encumbered, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted by Holder in writing; THEN Holder may, at its sole option, declare all sums owing under this Note immediately due and payable.

C-1

If any attorney is engaged by Holder to enforce or defend any provision of this Note or the Deed of Trust, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Maker shall pay to Holder immediately upon demand all attorneys’ fees and all costs incurred by Holder in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Maker, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Except as otherwise provided in any agreement executed in connection with this Note, Maker waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to the property securing payment of this Note.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California.

“MAKER”

MI LAND, LLC,
a California limited liability company

By:
Its:

By:
Its:

C-2

Form of P/M Deed of Trust

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

THIS SPACE ABOVE FOR RECORDER’S USE

DEED OF TRUST, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING is made this ____ day of ___________, 20__, by MI LAND, LLC, a California limited liability company, whose address is _____________________ (“Trustor”), to ________________________________(herein “Trustee”), in favor of TEMPLETON SANTA BARBARA, LLC, a Nevada limited liability company, whose address is 1141 Cummings Road, Santa Paula, California 93060 (herein “Beneficiary”).

TRUSTOR, in consideration of the indebtedness herein recited and the trust herein created, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s estate, right, title and interest in, to and under that certain real property located in the County of Santa Barbara, State of California, consisting of approximately 10 acres of undeveloped land and more particularly described in Schedule 1 attached hereto and incorporated herein by this reference (the “Land”);

C-3

TOGETHER with all structures and improvements now existing or hereafter erected on the aforesaid Land, all easements, rights and appurtenances thereto or used in connection therewith, all rents, royalties, issues, profits, revenues, income and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject, however, to the rights and authorities given herein to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, development rights or credits, Trustor’s rights under any payment, performance or other bond in connection with construction of any such improvements on the Land, all construction materials, supplies and equipment delivered to the real property or used or to be used in connection with the construction of any such improvements, contracts, agreements, and purchase orders with contractors, subcontractors, suppliers and materialmen incidental to construction of any such improvements, all drawings, maps, plats, and surveys of the Land prepared by or on behalf of Trustor, air rights, water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant) and water stock, all documents, instruments, general intangibles, chattel paper, accounts, accounts receivable, deposit accounts and contract rights relating to the aforesaid property or the operation thereof, or used in connection therewith, including without limitation all of Trustor’s rights under any declaration of covenants, conditions and restrictions which has been or will be recorded with respect to the aforesaid Land, all governmental permits and approvals relating to the Land, including without limitation final map approvals, master set approvals and building permits, all fixtures, machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called “equipment and other personal property”) now or hereafter located in, or on, or attached or affixed to, or used or intended to be used in connection with, the aforesaid Land or the improvements thereon, including, but without limitation, all heating, lighting, laundry, plumbing, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, and trees, plants and other items of landscaping whether the same are annexed to said real property or not, all of which, including replacements thereof and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing; all of the foregoing property referred to in this paragraph, together with said described real property, is herein referred to as the “Mortgaged Property”;

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

(a)          Payment of that certain Purchase Money Note of even date herewith given by Trustor to Beneficiary and evidencing Trustor’s obligation to pay a portion of the purchase price for the Land (as the same may be amended, modified or supplemented from time to time, the “P/M Note”);

(b)          The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any provision of the P/M Note; and

(c)          The performance of each and every one of the covenants and agreements of Trustor contained herein and in the P/M Note, as the same may be amended, modified or supplemented from time to time.

C-4

ARTICLE I.

COVENANTS OF TRUSTOR

To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

1.1           Performance of Obligations Secured. Trustor shall promptly pay when due the P/M Note and any sums payable to Beneficiary hereunder, and shall further perform fully and in a timely manner all other obligations of Trustor pertaining to the Mortgaged Property contained herein or in the P/M Note. All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense. Trustor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, setoff, deduction or defense.

1.2           Insurance. Trustor shall maintain and keep in full force and effect at all times during Trustor’s ownership of the Mortgaged Property the insurance coverages described in Schedule 2 attached hereto and incorporated herein by this Agreement. All losses under said insurance shall be payable to Beneficiary and shall be applied in the manner provided in herein. Certificates evidencing the required insurance, together with receipts for the payment of premiums thereon, shall be delivered to Beneficiary contemporaneously with the recordation of this Deed of Trust. All renewal and replacement policies or certificates thereof shall be delivered to Beneficiary at least fifteen (15) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.3           Condemnation and Insurance Proceeds. The proceeds of any insurance, award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to Beneficiary as additional security. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with or affecting the Mortgaged Property or any part thereof, including without limitation causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security, and the proceeds thereof shall be paid to Beneficiary. Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Trustor, immediately upon obtaining knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, or knowledge of any casualty damage to the Mortgaged Property or damage in any other manner, will immediately notify Beneficiary in writing. Beneficiary may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

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All compensation, awards, proceeds, damages, claims, insurance, recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property or any part thereof shall be paid over to the Beneficiary and shall be applied first toward reimbursement of all reasonable costs and expenses of Beneficiary in connection with recovery of the same, including reasonable attorney’s fees. To the extent such funds are available more than sixty (60) days prior to the Maturity Date specified in the P/M Note, beneficiary shall permit Trustor to use the balance of such compensation, awards, proceeds, claims, insurance recoveries, rights of action and payments (the “Net Claims Proceeds”) to pay costs of repairing or reconstructing the Mortgaged Property in the manner described below, provided (i) the Net Claims Proceeds are sufficient in Beneficiary’s determination to pay for the total cost of repair or reconstruction; or Trustor has provided its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable to Beneficiary, of the total cost of repair or reconstruction, and (ii) no Event of Default shall have occurred and be continuing hereunder. If Beneficiary finds that one or more of the foregoing conditions are not satisfied, Beneficiary may elect, in its sole discretion, either to apply the Net Claims Proceeds in payment of all or any portion of the P/M Note or to make the Net Claims Proceeds available to Trustor to pay the costs of reconstructing or repairing the Mortgaged Property. Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

1.4           Taxes, Encumbrances, Liens and Other Items. Trustor shall pay all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof.

Trustor shall keep the Mortgaged Property free and clear of any and all liens and encumbrances. Any encumbrance of all or any portion of the Mortgaged Property or any of Trustor’s interest in the Mortgaged Property without Beneficiary’s prior written consent, which consent Beneficiary may grant or withhold in its sole and absolute discretion, shall constitute an Event of Default (as that term is defined below), with all remedies, including but not limited to the remedy of acceleration, accruing to Beneficiary as detailed below.

Trustor shall keep the Mortgaged Property free and clear of any and all mechanics’ liens and/or materialmen’s liens for any work performed or materials delivered for the Mortgaged Property (collectively, the “Mechanics’ Liens”). Notwithstanding the foregoing, Trustor may contest, in good faith, any such Mechanics’ Liens; provided, however, that Trustor shall give Beneficiary prompt written notice of such contest and take such actions as may be necessary or appropriate to protect Beneficiary and the Mortgaged Property from such contest including, but not limited to, the posting of a mechanics’ lien release bond or such other security as Beneficiary may request in its sole discretion. Trustor shall promptly discharge any lien which has or may attain priority over this Deed of Trust.

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1.5           Rents and Profits. All of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any lease or agreement pertaining thereto (the “Rents and Profits”), whether now due, past due, or to become due, and including all prepaid rents and security deposits, are hereby absolutely, presently and unconditionally assigned, transferred, conveyed and set over to Beneficiary to be applied by Beneficiary in payment of all sums payable under the P/M Note, and of all other sums payable under this Deed of Trust. Prior to the happening of any Event of Default as set forth in this Deed of Trust, Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies herein shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

1.6           Security Agreement. This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, and (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in said property, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust. Trustor agrees to execute and deliver financing and continuation statements covering said property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary’s lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under the California Uniform Commercial Code, as well as all other rights and remedies available at law or in equity, and, at Beneficiary’s option, Beneficiary may also invoke the remedies provided in Article III of this Deed of Trust as to such property.

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1.7           Preservation and Maintenance of Mortgaged Property. Trustor shall keep the Mortgaged Property and any and all improvements hereafter constructed thereon in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general.

1.8           Offset Certificates. Trustor, within three (3) days upon request in person or within five (5) days upon request by mail, shall furnish a written statement to Beneficiary duly acknowledged of all amounts estimated to be due to Beneficiary and secured hereby, and stating whether any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

1.9           Trustee’s Costs and Expenses; Governmental Charges. Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, including without limitation the cost of any trustee’s sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee by reason of this Deed of Trust.

1.10         Protection of Security; Costs and Expenses. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary’s interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary’s interest, including, but not limited to, disbursement of reasonable attorneys’ fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of amounts due under the P/M Note, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section shall be additional indebtedness of Trustor secured by this Deed of Trust as of the date of disbursement and shall bear interest at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, if less. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

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1.11         Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term “Mortgaged Property” as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

ARTICLE II.

EVENTS OF DEFAULT

Each of the following shall constitute an event of default (“Event of Default”) hereunder (including, if Trustor consists of more than one person or entity, the occurrence of any of such events with respect to any one or more of such persons or entities):

2.1           The failure by Trustor to pay or cause to be paid to Beneficiary all amounts payable under the P/M Note when and as due, including without limitation upon any acceleration of the indebtedness thereunder pursuant to the terms of the P/M Note.

2.2           Any encumbrance of all or any portion of the Mortgaged Property or any of Trustor’s interest in the Mortgaged Property without Beneficiary’s prior written consent.

2.3           A default, other than a default specified in Section 2.1 or 2.2 above, in the performance of any of the covenants or agreements of Trustor pertaining to the Mortgaged Property contained herein or in the P/M Note, and the failure to cure such default within ten (10) days after receipt of written notice thereof from Beneficiary; provided, however, that if such default is of a nature that it cannot be cured within such ten (10) day period, then Trustor shall commence such cure within such ten (10) day period and diligently prosecute such cure to completion.

2.4           The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor’s assets which attachment, execution or seizure is not discharged within thirty (30) days.

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2.5           The Trustor, or if the Trustor is a partnership any constituent general partner or joint venturer in the Trustor, or if the Trustor is a trust or similar entity any trustee of the Trustor (any and all of the Trustor, any such constituent general partner or joint venturer, and any such trustee being included within the term “Trustor”), shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor’s property, or shall make any general assignment for the benefit of Trustor’s creditors, or shall fail generally to pay Trustor’s debts as they become due or shall take any action in furtherance of any of the foregoing.

2.6           A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor’s property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

2.7           Any other event occurring which, under this Deed of Trust or under the P/M Note, constitutes a default by Trustor hereunder or thereunder pertaining to the Mortgaged Property or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

ARTICLE III.

REMEDIES

Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

3.1           Acceleration. Beneficiary may declare the P/M Note and all other sums or payments required hereunder to be due and payable immediately.

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3.2           Entry. Irrespective of whether Beneficiary exercises the option provided above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property, including without limitation completing construction of any improvements thereon, and do all things necessary or appropriate in Beneficiary’s sole discretion in connection therewith, including without limitation making and enforcing, and if the same be subject to modification or cancellation, modifying or cancelling leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including without limitation the right to exercise the power of sale. Any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

3.3           Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

3.4           Power of Sale. Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9501 or any other applicable section of the California Commercial Code. Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.

Without limiting the generality of the foregoing, Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section 9501(4)(a) of the California Commercial Code; and if the Beneficiary elects to proceed in the manner permitted under Section 9501(4)(a)(ii) of the California Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property.

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Where the Mortgaged Property consists of real property and personal property, any reinstatement of the obligation secured hereby, following default and an election by the Beneficiary to accelerate the maturity of said obligation, which is made by Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of California Commercial Code Section 9501(4)(c)(iii), not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the California Commercial Code; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to Beneficiary in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the secured obligation and to the Beneficiary’s and Trustee’s reasonable costs and expenses in the manner required by Section 2924c.

Should Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9501(4)(a)(ii) of the California Commercial Code to sell together with real property in accordance with the laws governing a sale of real property, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.

Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

3.5           Proceeds of Sale. The proceeds of any sale made under or by virtue of this Deed of Trust, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, shall be applied as follows:

FIRST: To the payment of the costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of ten percent (10%) per annum or the maximum rate permitted by law to be charged by Trustee.

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SECOND: To the payment of the P/M Note and all other sums required to be paid by Trustor with respect to the Mortgaged Property pursuant to any provisions of this Deed of Trust, including without limitation all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof.

THIRD: The remainder, if any, to the person or persons legally entitled thereto.

3.6           Waiver of Marshaling. Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

3.7           Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Purchase Agreement, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

ARTICLE IV.

MISCELLANEOUS

4.1           Severability. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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4.2           Certain Charges. Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor’s request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including without limitation the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

4.3           Notices. All notices or other communications between Beneficiary, Trustee, and Trustor required or permitted hereunder shall be in writing and personally delivered or sent by certified mail, return receipt requested and prepaid, or sent by reputable overnight courier (such as Federal Express or UPS), or transmitted by electronic facsimile transmission (with electronic confirmation of receipt) to the party so to be served at its address above stated. A notice shall be effective on the date of personal delivery if personally delivered before 5:00p.m., otherwise on the day following personal delivery, or on the date of receipt, if transmitted by electronic facsimile transmission (with electronic confirmation of receipt) prior to 5:00p.m. or otherwise on the next business day, or two (2) business days following the date the notice is postmarked, if mailed, or on the day following delivery to the applicable overnight courier, if sent by overnight courier. Either party may change the address to which notices are to be given to it by giving notice of such change of address in the manner set forth above for giving notice.

4.4           Trustor Not Released. Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by the Deed of Trust by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows: Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary (i) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (ii) join in granting any easement or creating any restriction thereon, (iii) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (iv) reconvey, without any warranty, all or part of the Mortgaged Property.

4.5           Inspection. Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

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4.6           Statute of Limitations. The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

4.7           Interpretation. Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word “Trustor” shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word “Beneficiary” shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the P/M Note. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely. In this Deed of Trust, the use of the word “including” shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not nonlimiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

4.8           Consent; Delegation to Sub-agents. The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

4.9           Successors and Assigns. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary. In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

4.10         No Joint Venture. The relationship of Trustor and Beneficiary is strictly that of Borrower and Lender, and neither the P/M Note nor this Deed of Trust shall be construed as creating a joint venture, partnership or other entity between Trustor and Beneficiary.

4.11         Governing Law. This Deed of Trust shall be governed by and construed under the laws of the State of California.

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4.12         Substitution of Trustee. Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust the day and year first hereinabove written.

TRUSTOR:

MI LAND, LLC,
a California limited liability company

By:
Name:
Its:

By:
Name:
Its:

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Schedule 1

DESCRIPTION OF REAL PROPERTY

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Schedule 2

INSURANCE REQUIREMENTS

Trustor shall purchase and maintain, at its own expense, with an insurer or insurers authorized to do business in the State of California, at least the following minimum coverages during the term of this Deed of Trust.

(a)          Builders Risk property insurance upon the Land and any improvements thereto, to the full insurable value thereof and without any co-insurance requirements. Such insurance shall be on an “All Risks” basis.

(b)          Commercial General Liability insurance, written on an occurrence or close of escrow policy form, with limits not less than$2,000,000per occurrence, including the following coverages: Personal Injury; Explosion, Collapse and Underground Property Coverage; Broad Form Property Damage Coverage, including Completed Operations; Contractual Liability; and Bodily Injury Coverage. Completed operations coverage shall extend ten (10) years beyond the completion of the work. Commercial General Liability coverage provided under this subparagraph may also be in the form of a “wrap” policy. Limits may be obtained using primary and excess policies.

(c)          Commercial Automobile Liability insurance covering owned, non-owned and hired automobiles, trucks and trailers, or semi-trailers, including any machinery or apparatus attached thereto, with limits not less than$2,000,000per occurrence limits for bodily injury and property damage liability. Limits may be obtained using primary and excess policies.

(d)          Workers compensation insurance (statutory limits complying with the laws of the State in which the B-3 Lands are located) and employers liability insurance with limits not less than$1,000,000bodily injury by accident (each accident),$1,000,000bodily injury by disease (policy limit), and$1,000,000bodily injury by disease (each employee). Such insurance shall contain a waiver of subrogation in favor of the other party.

Trustor shall be responsible at its own cost for satisfaction of all deductibles and/or self-insured retentions under each party’s such insurance. Trustor may purchase and maintain any other insurance that Trustor deems necessary or desirable for Trustor’s further protection.

Trustor shall name Beneficiary as additional insured under the General Liability insurance, Automobile Liability and umbrella/excess insurance by utilizing the ISO endorsement form for Additional Insured or its equivalent. The additional insured entities shall include Beneficiary, Beneficiary’s partners, Beneficiary’s affiliates and Lender.

All certificates of insurance must provide thirty (30) days advance written notice of cancellation, intent to non-renew, or adverse material change in the reduction of coverage, except on the builder’s risk property coverage.

All insurance policies required hereunder shall permit and recognize such waivers of subrogation.

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EXHIBIT “D”

ASSIGNMENT OF PROPERTY RIGHTS

This Assignment of Property Rights (this “Agreement”), dated for identification purposes _________ __, 2013 is entered into by and between Templeton Santa Barbara, LLC, a Nevada limited liability company (“Assignor"), and MI Land, LLC, a California limited liability company (“Assignee”), with respect to the following facts:

RECITALS

A.           Assignor is the owner of certain real and personal property located in the City of Santa Maria, County of Santa Barbara, State of California, the legal description of which is attached hereto as Schedule 1 (the “Property”).

B.           Assignor, as Seller, and Assignee, as Buyer, have entered into that certain Purchase Agreement and Escrow Instructions dated as of November __, 2013 for the sale of the Property to Assignee (the “Purchase Agreement”).

C.           Pursuant to the terms of the Purchase Agreement, Assignor wishes to assign to Assignee certain rights of Assignor related to the Property as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignment of Property Rights. Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in the Property Rights, if any, to the full extent assignable. “Property Rights” means all rights, entitlements, and privileges that relate directly or indirectly to development of the Property, including but not limited to all plans, specifications, drawings, maps, studies, reports, permits, approvals, authorizations, grandfathered rights, applications, licenses, governmental approvals, entitlements, development rights, water rights, water stock, easements, fee reimbursements and credits, CFD proceeds, tests, surveys, utility deposits, declarant rights, assignable warranties for work performed on the site and all similar rights and benefits relating to the Property or the development of the Property, and all of Seller’s right, title and interest (but no obligations under) those contracts listed on Schedule 2 attached hereto.

2.          Effective Date. This Agreement shall be effective as of the date a deed conveying title to the Property to Assignee is recorded in the Official Records of the Santa Barbara County Recorder’s Office.

3.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

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4.          Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of California.

5.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“ASSIGNOR”		“ASSIGNEE”

Templeton Santa Barbara, LLC,		MI Land, LLC,
a Nevada limited liability company.		a California limited liability company

By:	Limoneira Company,
Its:	Manager
By:
Its:
By:
Harold S. Edwards
Its: President

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SCHEDULE 1

LEGAL DESCRIPTION OF PROPERTY

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SCHEDULE 2

LIST OF CONTRACTS ASSIGNED

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